UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2020

CITIZENS HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	001-15375	64-0666512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Main Street, Philadelphia, Mississippi		39350
(Address of principal executive offices)		(Zip Code)

(601) 656-4692

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	CIZN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Corporation held its Annual Meeting of Shareholders on April 28, 2020. There were 4,558,383 shares, or approximately 81%, of the Corporation’s issued and outstanding shares of common stock represented either in person or by proxy at the Annual Meeting. The Corporation solicited proxies pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, and there were no solicitations in opposition to management’s solicitations.

The shareholders considered and voted upon three proposals at the Annual Meeting. The proposals were described in the Corporation’s Proxy Statement.

The first proposal concerned the election of four Class III directors to a three-year term expiring in 2023. The votes for each nominee were:

	Votes For	Votes Withheld	Broker Non-vote
Craig Dungan, MD	3,471,633	174,603	912,147
Daniel Adam Mars	3,471,745	174,491	912,147
David P. Webb	3,425,811	220,425	912,147
Jane D. Crosswhite	3,502,675	143,561	912,147

The second proposal was to conduct an advisory (non-binding) vote on the compensation paid to our executive officers. The shareholders approved the executive officer compensation by a vote of 3,386,883 shares for the proposal, 69,045 against the proposal, 190,308 abstentions and 912,147 broker non-votes.

Finally, the third proposal was to ratify the approval by our Board of Directors of our independent registered public accounting firm for the 2020 fiscal year. This proposal was approved by a vote of 4,516,455 shares for the proposal, 37,334 shares against the proposal and 4,594 abstentions.

Item 8.01	Other Events.

As described in Item 5.07 of this Report, on April 28, 2020, the Corporation held its Annual Meeting at which our shareholders elected the directors listed above. At a Board of Directors’ meeting immediately following the Annual Meeting, the Board of Directors made the following committee assignments:

•

Don L. Fulton, Herbert A. King, Jane D. Crosswhite and Terrell E. Winstead were appointed to serve on the Audit Committee, with Mr. Winstead serving as Chairman. Additionally, the Board of Directors has determined that Mr. Winstead qualifies as an “audit committee financial expert” as such term is defined under SEC regulations and satisfies the financial sophistication requirements of Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules.

•	Herbert A. King and Don L. Fulton were appointed to serve on the Nominating and Executive Committee, with Mr. H. King serving as Chairman.

•	Donald L. Kilgore, Herbert A. King, David P. Webb and Terrell E. Winstead were appointed to serve on the Compensation Committee, with Mr. Kilgore serving as Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS HOLDING COMPANY

Date: May 1, 2020	By:	/s/ Robert T. Smith
Robert T. Smith
Treasurer and Chief Financial Officer,
(Principal Financial and Accounting Officer)